Exhibit 99.1

FOR IMMEDIATE RELEASE

FROM:	MSA (MSA Safety Incorporated)
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy – (724) 741-8570
Investor Relations Contact: Ken Krause – (724) 741-8534

MSA Safety Incorporated to Acquire Latchways plc

PITTSBURGH, September 1, 2015 – Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today announced the terms of a proposed cash acquisition of United Kingdom-based Latchways plc (LSE: LTC), a provider of innovative fall protection systems and solutions, for £11 per share.

Transaction Highlights

•	Represents a key step in the execution of MSA’s corporate strategy by expanding its investment in one of the largest and fastest growing product segments of the global safety market.

•	Doubles MSA’s global fall protection business, positioning MSA as one of the largest fall protection providers globally.

•	Proposed acquisition is valued at approximately £124 million, or approximately $191 million(a) USD, implying an enterprise value(b) for Latchways of £114M, or approximately $176 million(a) USD.

•	Acquisition is consistent with MSA’s well-balanced capital allocation strategy that includes an ongoing dividend, a recently announced share repurchase program, and investments in both organic and inorganic growth. The transaction will be funded with existing cash balances held outside the U.S. and incremental borrowing with an after tax cost of less than 2 percent.

•	Transaction is expected to be accretive to earnings in 2016, the first full year of ownership.

•	Investment is expected to return in excess of MSA’s cost of capital by year three.

Founded in 1974, Latchways is a global market leader of permanent engineered fall protection systems, which includes both horizontal lifelines and vertical lifelines. Headquartered in Devizes, U.K., and listed on the London Stock Exchange plc, Latchways reported revenues of £33.1 million, or approximately $51.2 million(a) USD, for the financial year ended March 31 2015. Latchways has approximately 250 employees.

a.	Converting GBP into USD at an exchange rate of 1.546
b.	Equity value minus Latchways’ net cash position of £9.812 million as of March 31,2015.

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This acquisition, which is expected to close in October of this year, will strengthen MSA’s position in one of the largest and fastest growing segments of the sophisticated safety products market. In addition, it promises to broaden and enhance MSA’s existing line of fall protection products, thereby positioning MSA as a meaningful player in the fall protection market, which is estimated to be between $1.5 and $2.0 billion globally.

“This acquisition accelerates a key element of our corporate strategy and our core product focus in that it extends our fall protection product offerings, particularly within the area of engineered systems,” said William M. Lambert, MSA Chairman, President and CEO. “Equally important, MSA stands to benefit from Latchways’ innovative products and technology, which ultimately strengthens our combined new product development pipeline. Collectively, these benefits will broaden our opportunities in the utilities, telecom, construction and aircraft market segments, further balancing MSA’s market strengths in the oil and gas and fire service industries,” he said.

Latchways’ product portfolio includes horizontal lifelines, personal rescue devices, WinGrip® products for aircraft maintenance, and a range of patented self-retracting lifelines (SRLs) – all of which complement MSA’s product segments. Further, MSA’s product development capabilities will be strengthened through the addition of Latchways’ team of engineers, who have a demonstrated track record of driving innovation of engineered fall protection solutions.

Mr. Lambert added that the acquisition also complements and strengthens the market coverage and geographical footprint of both organizations. “I fully expect the combination of our customer relationships, engineering capabilities, marketing expertise and distribution networks will provide great new opportunities for our combined organization,” Mr. Lambert said.

Since the acquisition relates to the shares of an English company that is not registered under the U.S. Securities Exchange Act of 1934, it is intended that the acquisition will be implemented by means of a court-sanctioned scheme of arrangement under part 26 of the U.K. Companies Act 2006. Mr. Lambert noted that due to United Kingdom regulations, there is certain information regarding the transaction that MSA cannot disclose at this time. He added that more information will be made available after the transaction closes. The acquisition is conditional on, among other things, the approval of Latchways shareholders.

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In connection with the transaction, Lazard is acting as a financial advisor to MSA, and Reed Smith LLP is legal counsel.

Any investor or customer related questions concerning this proposed acquisition should be directed to Ken Krause, MSA Vice President, Strategic Finance and Treasurer. Mr. Krause can reached by email at ken.krause@msasafety.com, or by phone at 724-741-8534.

About MSA Safety Incorporated

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. The company’s comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining, and the military. The company’s core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection, fire and rescue helmets, and fall protection devices. With 2014 revenues of $1.1 billion, MSA employs approximately 5,000 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia, and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information, visit MSA’s website at www.msasafety.com.

About Latchways

Founded in 1974, Latchways is dedicated to protecting the safety of individuals working at heights and has established a reputation for innovative fall arrest systems, and designing, assembling and marketing high quality fall protection products, coupled with providing high levels of technical and customer support. Latchways operates out of the group headquarters in Devizes, United Kingdom, a sales and distribution center in Houston, Texas, and a small production plant in Kozina, Slovenia. The Latchways Group designs and manufactures fall protection equipment for people working at heights, which is sold worldwide, both directly to end users and also through a network of independent, trained installers. The business is broadly categorized between “horizontal business” (systems for those working at heights, such as rooftops, crane rails, etc.) and “vertical business” (systems for those climbing to or from height, for example ladders, telecom masts, electricity transmission towers, etc.). In recent years the range has been enhanced, both through acquisition and product development, to include personal protective equipment, guardrails and walkways, and most recently rescue equipment. Latchways employs approximately 250 people and reported revenues of £33.1 million for the financial year ended March 31, 2015.

Cautionary Statement Regarding Forward-Looking Statements:

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed in our filings with the United States Securities and Exchange Commission (“SEC”), including our most recent Form 10-K filed on February 25, 2015. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.msasafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

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